Exhibit 2

                             JOINT FILING AGREEMENT

      The undersigned hereby agree that the foregoing Statement on Schedule 13G, dated January 4, 2005, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Dated: January 4, 2005

                                  HBM BioVentures (Cayman) Ltd.

                                  /s/ John Arnold
                                  -------------------------------------------
                                  By:   John Arnold
                                  Its:  Chairman and Managing Director


                                  HBM BioVentures AG


                                  /s/ John Arnold as Attorney-in-Fact
                                  -------------------------------------------
                                  By:   John Arnold
                                  Its:  Attorney-in-Fact*

* Pursuant to Power of Attorney dated December 22, 2004, filed as Exhibit 3 to this filing.


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